EXHIBIT 4.1


                         Radiance Asset Management, LLC
                            10 High Street, Suite 701
                                Boston, MA 02110



                                September 1, 2015



TSC UITS 13
c/o The Bank of New York Mellon, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York 11217


     Re:                           TSC UITS 13
                        TSC BP Capital TwinLine Energy and
                    Industrial Renaissance Portfolio, 3Q 2015

Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-204346 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Radiance Asset Management, LLC as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,

                                RADIANCE ASSET MANAGEMENT, LLC


                                By     /s/ TINA K. SINGH
                                  -----------------------------
                                         Tina K. Singh
                                    Chief Executive Officer










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